UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2 / A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 1

WEBTRONICS, INC.

(Name of small business issuer in our charter)

Florida

(State or other jurisdiction of incorporation or organization)

7200	65-1106840
(Primary standard industrial classification code number)	(I.R.S Employer Identification No.)

3858 Coral Tree Circle #308, Coconut Creek, Florida 33073

954-975-9169

(Address and telephone number of principal executive offices)

3858 Coral Tree Circle #308, Coconut Creek, Florida 33073

954-975-9169

(Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)

Title of class of Proposed maximum Amount of securities to be registered aggregate offering price Registration Fee

Common Stock, $ 52,725 $ 14.65

Total Registration Fee $ 14.65

  Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

WEBTRONICS, INC.

1,054,500 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale by our corporation of 1,054,500 shares of our common stock by the holders of these securities, referred to as selling security holders throughout this document. See "description of securities."

Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "risk factors" beginning on page 5.

Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus is June 1, 2001

TABLE OF CONTENTS

Part I

  Front Cover Page of Prospectus 1
  Inside Front and Outside Back Cover Pages of Prospectus 2
  Summary Information and Risk Factors 4
  Use of Proceeds 10
  Determination of Offering Price 10
  Dilution 10
  Selling Security Holders 10
  Plan of Distribution 11
  Legal Proceedings 11
  Directors, Executive Officers, Promoters and Control Management 12
  Security Ownership of Certain Beneficial Owners and Management 12
  Description of Securities 13
  Interest of Named Experts and Counsel 14
  Disclosure of Commission Position on Indemnification for Securities Act Liabilities
  Organization Within Last Five Years N/A
  Description of Business 14
  Management's Discussion and Analysis or Plan of Operation 18
  Description of Property 18
  Certain Relationships and Related Transactions 18
  Market for Common Equity and Related Stockholder Matters 19
  Executive Compensation 19
  Financial Statements 19
  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure 19

  Part II - Information Not Required in Prospectus

  Indemnification 20
  Other Expenses of Issuance and Distribution 20
  Recent Sales of Unregistered Securities 20
  Exhibits 21
  Undertakings 21

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "risk factors" beginning on page 6 and other factors. Because this is a summary and the information is selective, it does not contain all information that may be important to you. You should read carefully all information in the prospectus including its detailed information and the financial statements and they're explanatory notes before making an investment decision.

Our Company.

We were incorporated in the State of Florida on February 2, 2001. Our principal executive offices are located at 3858 Coral Tree Circle #308, Coconut Creek, Florida 33073. Our telephone number is 954-975-9169. We are authorized to issue common stock and preferred stock. Our total authorized stock consists of 50,000,000 common shares and 20,000,000 preferred shares.

Our Business.

We plan to develop a website where individuals can obtain foreclosure and mortgage information; however, currently we not have no operations, website or revenue sources. We have not begun development of our website. Our website development for our first year of operations will cost an estimated $4,000 to $5,000.

The Offering.

As of June 10, 2001, we had 1,054,500 shares of our common stock outstanding. This offering is comprised of securities offered by selling security holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities. We anticipate offering expenses of approximately $13,000. Because our current assets are only $2,825 and we have no revenue sources we may borrow funds from our management to pay the offering expenses.

Risk Factors.

An Investment in the Shares of Common Stock Offered by This Prospectus Involves a High Degree of Risk. We cannot assure that we will ever generate revenues, develop operations, or make a profit.

We Have Little Managerial Expertise in the Development or Dissemination of foreclosure and Mortgage Information or in the Internet.

Because our management has little experience in developing and disseminating foreclosure and mortgage information, our abilities in this area may be limited. Even if our management develops a sufficient quantity of mortgage information, it may be unable to particularize or adapt it to the needs of website visitors. Moreover, our management has no Internet experience. Unless management has the financial resources to hire qualified Internet consultants, the presentation and technical aspects of our website may suffer.

We Now Have No Material Contracts or Future Prospects for Material Contracts

We Have Not Developed An Operational Plan to Obtain Contracts. We have no contracts or prospective contracts that will assist us in developing our website or operations. We have no contracts with Internet, computer, foreclosure, mortgage, technical or marketing professionals which would assist us in the development, selection, presentational or technical aspects of our website information. We have no contracts or prospective contracts with other websites that would provide visitation links to our website. We have not developed a plan to obtain any of these contracts. If we fail to develop contracts with other websites or the professionals, our revenues will be negatively impacted.

The Information on Our Website May Be Available on Other Websites or in Other Informational Formats and May be Purchased at Little or No Cost.

We have conducted no research to determine what foreclosure and mortgage information is available over the Internet or in other informational formats and whether that information may be purchased at nominal fees or free to the public. We have not determined what specific mortgage information will be made available on our website. Because our website information may be more easily accessible at other websites or informational formats, and/or at little or no cost, website visitors may find our website of little or no utility.

We Lack a Well-Developed Business Plan.

Because we currently do not have a well-developed business plan, we may spend an excessive amount of our financial and operational resources to development of our business plan. Our website may not be developed in a timely fashion with the computer, technical and marketing skills necessary to construct a superior website.

We Have a Poor Financial Condition and May be Unable to Adequately Develop our Operations.

Because we have no operating history, assets, or revenue sources, an investor cannot determine if we will ever be profitable. We will experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from membership and advertising sales through our planned website, but there can be no assurance that we will develop a website or that, if developed, our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to develop a website that will attract website users or distribute foreclosure and mortgage information in a useful, efficient and timely fashion.

We Are a Development Stage Company With No Operating History for Investors to Evaluate.

We plan to develop a website, but have taken no steps towards its development. We have no operating history for investors to evaluate our business strategy. We have limited insight into trends that may emerge and affect our business. You must consider the risks and difficulties frequently encountered by development stage companies. Furthermore, we face risks due to our anticipated participation in the new and rapidly-evolving Internet market. These challenges include our:

* Need to develop, maintain, and increase awareness of our web site

* Need to attract and retain customers

* Dependence on web site and transaction processing performance and reliability

* Need to compete effectively

* Need to establish ourselves as a participant in the evolving market for mortgage information

* Need to establish and develop relationships with entities related to and involved in the mortgage industry in order to obtain advertising revenues for our site.

Because significant up front advertising, sales, and other expenses are required to develop our web site, we anticipate that we may incur losses until revenues are sufficient to cover our operating costs. We expect that our total website development costs will be approximately $4,500 to $7,500, based on the following estimated costs: (1) $125 for domain name registration and listing; (2) $3,500 to $5,000 for technical, presentational and other developmental costs; (3) $1,200 for annual hosting service fees; and (4) $1,175 for annual site maintenance. We will allocate advertising and promotional expenses as we develop operations and research market demand for our services. Future losses are likely before our operations will become profitable. Investors now have no basis upon which to judge our ability to develop our web site and are unable to forecast our future growth.

We Have No Profits and We Expect Losses.

We have no revenues or revenue sources and yet we have significant costs. Our website has not been developed. We cannot assure that we will obtain the necessary working capital to develop our website. Further, even if our website is developed, we cannot assure that our website will receive enough Internet traffic or purchases to generate revenues or achieve profitability. We believe that we will incur net losses for at least the next two years. We intend to increase our operating expenses substantially as we:

* Develop our website

* Initiate our marketing activities and advertising efforts

* Provide our customers with promotional benefits

* Increase our general and administrative functions to support our developing operations

* Develop enhanced technologies and features to improve our web site, once developed

We will pay our increased operating expenses from our revenues if they are sufficient; otherwise, we plan to borrow funds from our management to pay expenses. Depending upon the extent that our development costs outpace our revenues, our losses will accumulate more rapidly. In addition, we may find that our development efforts are more expensive than we currently anticipate.

There is No Public Market for Our Common Stock.

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTCBB. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

If We Are Unable To Retain And Attract Qualified Personnel, Our Business Could Suffer.

Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel. Competition for such employees is intense, especially in the e-commerce sector. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract the necessary technical professionals, the efficiency of our website will suffer in its presentation, search abilities and information accessibility. If we fail to retain and attract the necessary managerial, sales and marketing and customer service personnel we will not develop a sufficient customer base to adequately fund our operations.

If Consumers And Mortgage Broker Businesses Do Not Embrace On-Line foreclosure and Mortgage Financing And Sales, Our Business Will Be Materially Adversely Affected. Our success depends upon the general acceptance of on-line foreclosure and mortgage information and services by consumers, mortgage brokers and other third parties. If these groups do not embrace online foreclosure and mortgage information, our operations will be adversely affected. The market for electronic mortgage information and services, particularly over the Internet, is in its early stages of development, but is evolving rapidly. We cannot assure that a sufficiently broad base of consumers and businesses will adopt, and continue to use, the Internet to obtain foreclosure and mortgage services, traditionally provided in person-to-person and paper transactions. Our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market for Internet services.

We believe that acceptance of our services will depend on the following factors, among others:

* The growth of the Internet as a medium for commerce generally, and as a market for financial products and services in particular

* Development of the necessary Internet network infrastructure to support new technologies and handle the demands placed upon the Internet

* Government regulation of the Internet

* Our ability to successfully and efficiently develop on-line information that is attractive to a sufficiently large number of consumers and mortgage brokers

* A change in the perception among many consumers and real estate service providers that obtaining mortgage information on-line is less dependable than obtaining mortgage information through more traditional methods

Slower response times could adversely affect use of our website. We may be unable to develop and introduce new services or service enhancements in a timely manner. In addition, because the market for on-line mortgage information is in the early stages of development, data pertaining to the volume of visitors to other mortgage websites is difficult to predict. If the volume of website visitors falls below expectations of financial analysts or the public, we may be unable to obtain quality advertising contracts. The occurrence of any of these factors could have a material adverse effect upon the very nature of our business and the continuation of our website.

If Mortgage Loan Interest Rates Increase and/or There is a Decrease In The Demand For Mortgages, Our Business Could Suffer.

Mortgage business depends upon the overall level of sales and refinancing of residential real estate, as well as mortgage loan interest rates. The residential real estate industry is highly cyclical. Shifts in the economy and residential real estate values generally affect the number of home sales and new housing starts. The demand for mortgage loan information increases as the number of home sales increases. Declining interest rates generally increase mortgage loan financing activity, because homeowners refinance existing mortgage loans to obtain favorable interest rates. Rising interest rates, in contrast, discourage refinancing activities and generally reduce the number of home sales that occur. Any fluctuation in interest rates or an adverse change in residential real estate or general economic conditions could cause a serious decline in visitation to our website, memberships, and the retention rate of our previously enrolled members. We may be unable to develop our business if higher interest rates and decreased home sales occur.

We Plan to Operate in an Uncertain and Developing Market.

The market for Internet services is recent and rapidly changing. Market demand and acceptance for recently introduced Internet services is uncertain and difficult to predict. The success of our website, if developed, will depend upon the adoption of the Internet by a broad base of consumers and vendors. There can be no assurance of widespread acceptance of Internet commerce in general, including Internet mortgage information and services. Companies now offering our services have relied on consumers and vendors who use traditional means of commerce. Consumers and vendors must accept and utilize novel ways of conducting business and exchanging information if our business is to be successful.

We Will Rely on and Have Minimal Control Over Third Parties.

We expect that our operations will depend on a number of third parties over which we will have limited control. We do not plan to own an Internet gateway, but instead we will rely on an Internet Service Provider to host our website. We may experience interruptions in our website connection and our telecommunications access due to our reliance upon third parties. We anticipate that we will use software that is dependent on operating system, database and server software developed and produced by and licensed by third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner.

We Will Be at Risk for Internet Commerce Security Breaches That Could Impair Our Business.

We Will Be at Risk of System Failure, Single Site Failure, and Failure of Delivery. Our success will also be dependent upon our communications software and hardware. Our systems will be vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Failure of information delivery can occur due to e-mail system, hosting site and/or local system failures. We have no insurance coverage on our property or business interruption insurance coverage and we do not intend to obtain this coverage in the near future. We may be vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems leading to interruptions, delays, loss of data or cessation of service. The occurrence of any of these events could cause our current and prospective users to question our ability to keep their information confidential.

A significant barrier to entry in the area of electronic commerce and communications is the secure transmission of confidential information over public networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to affect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we may use to protect customer transaction data. If any such compromise of our security were to occur, we may be subject to liability by our users or others.

A party who is able to circumvent our security measures could misappropriate proprietary information. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

We Have Substantial Near-Term Capital Needs; We May be Unable to Obtain Needed Additional Funding.

We will require funding over the next twenty-four months to develop our business. Our capital requirements will depend on many factors including, but not limited to, the timing of development of our web site and the growth of the Internet. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current shareholders will be reduced. Moreover, those equity securities may have rights, preferences, and privileges senior to those of the holders of our common stock. There can be no assurance that additional capital will be available on terms favorable to us or our shareholders.

Our cash requirements may vary substantially depending on our rate of development, research results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital would impair the technical and presentational aspects of our website and our marketing abilities.

We Have Substantial Long-Term Capital Needs; We May Be Unable to Obtain Needed Additional Funding.

Substantial expenditures will be required to develop our web site and to market our services. The level of expenditures required for these activities will depend in part on whether we develop and market our services independently or with other companies through collaborative arrangements. Our future capital requirements will also depend on one or more of the following factors: market acceptance of our services; the extent and progress of our research and development programs; competing technological and market developments; and the costs of commercializing our services. There can be no assurance that funding will be available at all or on favorable terms to permit successful commercialization of our website.

In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our website. There can be no assurance that such funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to become profitable.

If the Securities Do Not Meet Blue Sky Resale Requirements You May Be Unable to Resell Your Securities.

The securities offered by this prospectus must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we fail to meet these qualifications, the securities may be deprived of any value.

If We Issue Future Shares, Present Investors' per Share Value Will be Diluted. We are authorized to issue maximum stock of 50,000,000 common shares and 20,000,000 preferred shares. As of June 10, 2001, there were 1,054,500 common shares and no shares of preferred, issued and outstanding. The Board of Directors' authority to issue stock without shareholder consent may dilute the value of your stock

Possibility of Issuance of Preferred Stock Could Depress Market Value or Have a Potential Anti-Takeover Effect. We have 10,000,000 authorized shares of preferred stock, which may be issued by action of the Board of Directors. We have not yet issued any shares of preferred stock. The Board may designate voting control, liquidation, dividend and other preferred rights to preferred stock holders. The Board of Directors' authority to issue this stock without shareholder consent may have a depressive effect on the market value of our common stock. The issuance of preferred stock could also delay or prevent a change in control of our corporation or other take-over attempt.

Our Principal Stockholders Control our Company.

Our principal stockholder and president, Kevin Monahan, currently, owns approximately 94% of our common stock. Kevin Monahan will have significant influence over all matters requiring approval by our stockholders, but not requiring the approval of the minority stockholders. In addition, Kevin Monahan will be able to elect all of the members of our Board of Directors, allowing him to exercise significant control of our affairs and management. In addition, Kevin Monahan may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders.

If We Lose Any of Our Key Personnel, Our Business Would Be Impaired.

Our success is heavily dependent upon the continued active participation of our chief executive officer, Kevin Monahan. Loss of his services could have a material adverse effect upon our business development. We do not maintain "key person" life insurance on Kevin Monahans life. We do not have a written employment agreement with Kevin Monahan. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

We Face Competition From Other Entities Providing Services Similar to Ours.

We will face intense competition in all aspects of the mortgage business. We will compete with financial intermediaries, commercial banks, savings associations, credit unions, loan brokers and insurance companies that also provide mortgage information and services to the public. These companies may offer convenience and customer service superior to our company. In addition, these companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material impact upon market acceptance of our website and the information we wish to disseminate.

We Have Never Paid Dividends.

We have never paid dividends. We do not anticipate declaring or paying dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business. Our dividends will be at our Board of Directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents we may execute. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

Our Business Plan Incorporated Estimates Rather than Actual Figures.

The discussion of our future business is management's best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competitive and economic forces make forecasting of revenues and costs difficult and unpredictable.

ITEM 4. USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

ITEM 5. DETERMINATION OF OFFERING PRICE

Not applicable. The selling security holders will be able to determine the price at which they sell their securities.

ITEM 6. DILUTION

Not applicable. We are not registering any unissued shares in this registration statement.

ITEM 7. SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

NAME	RELATIONSHIP WITH ISSUER (1)	AMOUNT BENEFICIALLY OWNED	AMOUNT PERCENTAGE OWNED
David Adams	None	1,000	0.1%
Johanna Adams	None	1,000	0.1%
Michelle Adams	None	1,000	0.1%
Joshua Bock	None	1,000	0.1%
Kara Bock	None	1,000	0.1%
Felicia Bowling	None	500	0.05%
Lisa Ann Cohen	None	2,000	0.2%
Barbara Handler	None	1,000	0.1%
Ian Jacobs	None	500	0.05%
Victoria Johnson	None	2,000	0.2%
Meridith Leeds	None	1,000	0.1%
Ryan Leeds	None	1,000	0.1%
Kerry Manger	None	500	0.05%
Kevin Monahan	President and Director	1,000,000	94.8%
Walter Monahan	Related to Affiliate(2)	2,000	0.2%
Alex Montes de Oca	None	1,000	0.1%
Keith Myers	None	30,000	2.8%
Johanna Pardo	None	1,000	0.1%
Theresa Peek	None	500	0.05%
Beth Rush	None	500	0.05%
Chad Robbins	None	500	0.05%
Lori Scott	None	2,000	0.2%
Ian Stanko	None	500	0.05%
Richard Weisman	None	1,000	0.1%
Shirin Weisman	None	1,000	0.1%
Mark Ziffer MD.	None	1,000	0.1%

  Any material relationship, which the selling security holder has had within the past three years with our corporation or any of its predecessors and/or affiliates.
  Walter Monahan is the brother of Kevin Monahan, our president and sole director.

We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resale.

ITEM 8. PLAN OF DISTRIBUTION

The securities offered, by this prospectus may be sold by the selling security holders or by those, to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, regulation m, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

ITEM 9. LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, which involve Webtronics, Inc.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
  Directors and Officers. Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of Webtronics, Inc. are as follows:
NAME AND ADDRESS	AGE	POSITIONS HELD
Kevin Monahan	29	President / Secretary / Treasurer

  Kevin Monahan will serve as the director until our next annual shareholder meeting to be held within six months of our fiscal year's close or until a successor is elected who accepts the position. Directors are elected for one-year terms.

  Kevin Monahan From November, 1999 until April, 2001, was engaged as a consultant to Program Trading Corp. From 2000 to present, is a Chief Operating Officer, Chief Technical Officer, and a member of the Board of Directors of Reef Trading Corp. Mr. Monahan is also Vice President of Xelos, Inc. Mr. Monahan was employed by Onsite Trading Corp, as a professional trader from December, 1995 until April, 2000

  Significant Employees. Other than Kevin Monahan, there are no employees who are expected to make a significant contribution to our corporation.

  Family Relationships. There are no family relationships among our officers, directors, or persons nominated for such positions.

  Legal Proceedings. No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of June 1, 2001, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

  Security Ownership of Certain Beneficial Owners.
Title of Class	Name and Address	No. of Shares	Nature of Ownership	Current % Owned
Common	Kevin Monahan 3858 Coral Tree Circle #308 Coconut Creek, FL 33073	1,000,000	Direct	94.8%

  Security Ownership of Officers and Directors.
Title of Class	Name and Address	No. of Shares	Nature of Ownership	Current % Owned
Common	Kevin Monahan 3858 Coral Tree Circle #308 Coconut Creek, FL 33073	1,000,000	Direct	94.8%

  All officers and directors as group 1,000,000 Direct 94.8%

  Changes in Control.

There are currently no arrangements, which would result in a change in control of Webtronics, Inc.

ITEM 12. DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK.

General.

We are authorized to issue 50,000,000 shares of common stock and 20,000,000 preferred stock, $.0001 par value. As of June 10, 2001, there were 1,054,500 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED STOCK.

We have authorized the issuance of 20,000,000 shares of preferred stock, $.0001 par value, of which no preferred shares are issued or outstanding. These shares may have such rights and preferences as determined by the Board of Directors.

Dividends, Voting, Liquidation, & Redemption.

Upon issuance, our Board of Directors will determine the rights and preferences of shares of preferred stock. The Board of Director's ability to issue preferred stock without further shareholder approval has the potential to delay, defer or prevent a change in control of our corporation. Moreover, the Board of Director's broad discretion in designating specific rights and preferences may have the potential to dilute or devalue the stock held by the common shareholders.

SHARES ELIGIBLE FOR FUTURE SALE.

The 1,054,500 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM 13. EXPERTS

Our Financial Statements for the period from February 2, 2001 inception to June 10, 2001, have been included in this prospectus in reliance upon of Baum and Company, CPA's, independent Certified Public Accountants as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 16. DESCRIPTION OF BUSINESS

We have had no operations to date. We plan to purchase a domain name and develop a website with information services related to the mortgage industry. We have developed no specific plans or criteria for these information services. There can be no assurance that we will be able to develop operations in this area, or any other area.

BUSINESS DEVELOPMENT.

We were incorporated in the State of Florida on February 2, 2001, for the purpose of selling foreclosure and mortgage information through the Internet.

PRINCIPAL PRODUCTS AND SERVICES.

We currently do not have a web site. We will need to purchase a domain name and find a hosting service before a web site can be developed. We have not obtained a domain name, hosting service or web site developer.

We plan to develop a web site that provides information to visitors about different foreclosure and mortgage products. The site is planned to include a glossary of terms used in the foreclosure and mortgage process, an amortization schedule, and an estimated payment calculator. We plan to develop our site to permit website visitors to review the mortgage approval and application process. Visitors who wish to access the information will be required to pay a fee of $25.00, which allows them to use our site for one month from the subscription date. Each user will be granted a password for entry into the web site. We plan to charge this fee to the subscriber's credit or debit card. We plan to process all orders by on line credit card or cyber cash systems, but we currently have not developed any relationships or contracts to process online orders. In addition, we have not researched the needs of our planned website functions or the fees associated with the services needed to fulfill those needs.

Our site content will consist of information relating to the mortgage application process. We plan to provide information to borrowers such as advantages and disadvantages of fixed and adjustable rate loans, as well as loans with an interest rate that is fixed for a period of time and subsequently adjusts one time to a fixed rate loan. Our site will also contain information relating to selection of a mortgage broker or lender, credit establishment and credit repair. In addition, we also plan to provide interest rate information by geographic area. A portion of the information available on our website may be available free of charge at other locations; however, we intend to develop more expansive information than that available free of charge.

Applying for a mortgage can be a confusing, tedious and intrusive experience for homebuyers, especially first time homebuyers. We plan to demystify the mortgage loan process by providing more expansive information to familiarize the buyer with documentation requirements to determine eligibility. We plan to provide our visitors with information their lender would require for a mortgage application. This documentation may include bank statements, pay stubs, W-2 forms, tax returns, divorce decrees, property settlements, proof of self-employment, verification of all assets, and property ownership. We plan also to provide guidance to borrowers in the selection of property inspectors, property appraisers, surveyors and title insurance companies.

We plan to establish our market through e-mail advertising. We have not conducted any market testing to determine prospective advertisers on our website. Visitors will be able to obtain information twenty-four hours per day, seven days per week through the website. We also plan to sell advertising on our website to banks, mortgage brokers, builders, land appraisers, surveyors, inspectors, title companies and real estate brokers. We have not developed criteria for pricing of the advertising space; however, we anticipate pricing will be based upon advertisement size, web page placement, content requirements, contract duration and other factors.

We plan to classify lenders' advertisements by loan products they each offer. We anticipate that our site will allow a borrower to complete a credit application on line with our lender advertisers. Visitors will be placed into their appropriate risk category which will describe mortgage products available at varying interest rates, origination fees and discount points based upon the borrower's risk classification.

We plan to seek lender advertisers that have a variety of products including full disclosure loans that require verification of income, assets, credit, source of funds, employment and residence history, based solely on the borrower's credit history and the loan to value ratios without any further documentation. We plan to provide borrowers with information on no documentation or reduced documentation, which are typically provided to self-employed persons or borrowers with prime credit ratings who desire to maintain their privacy regarding their income. We also plan to attract advertisers who offer programs for borrowers with previous credit blemishes; sub-prime loans, in a variety of programs based upon risk based pricing.

The process of applying for a mortgage may be an invasive and foreign process. We believe we can take the mystique out of the process by familiarizing the borrower with required steps to obtain a mortgage.

DISTRIBUTION.

We plan to deliver our services through our website, if developed. As of the date of this prospectus, we do not have a domain name, Internet service provider, web site developer or a web site, all of which will be necessary to execute our plan of business. To date, we have not formulated any relationships for the hosting, development or maintenance of a web site.

NEW PRODUCTS OR SERVICES.

We currently have no new products or services announced or planned to be announced to the public.

COMPETITIVE BUSINESS CONDITIONS.

The conventional method of obtaining mortgage information for at least the past fifty years has been through mortgage brokers or lenders, commercial banks, savings and loan associations, credit unions and insurance companies. The public has been reticent to new vehicles or formats through which they would receive mortgage information. Despite the convenience of information offered over the Internet or prospectively over our website, many consumers will view conventional methods of obtaining this information more convenient and offering better customer service.

SOURCES AND AVAILABILITY OF RAW MATERIALS.

As of the date of this prospectus, we have no raw materials or suppliers.

CUSTOMER BASE.

As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

INTELLECTUAL PROPERTY.

We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest.

GOVERNMENTAL REGULATION ISSUES.

We are not now affected by direct government regulation, generally and laws or regulations directly applicable to access to or commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT.

To date, we have not undergone any research and development.

ENVIRONMENTAL LAW COMPLIANCE

The extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES

We currently have one employee, Kevin Monahan, our president and sole director, who works for our corporation part-time. We have no employment contracts and our employee is not a union member or affected by labor contracts.

REPORTS TO SECURITY HOLDERS.

After the effective date of this document, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

YEAR 2000 COMPLIANCE

We have no computer systems at this time. As a result, we have not encountered any compliance costs. The Y2K compliance issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in a systems failure or miscalculation causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Because we do not anticipate establishing operations until after the commencement of the Year 2000, if at all, we do not anticipate Y2K compliance will have a significant effect on our corporation.

ITEM 17. PLAN OF OPERATIONS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this registration statement. We are a development stage company without operations or revenues. We are unable to satisfy cash requirements without management's financial support. We anticipate that we will meet our cash requirements for the foreseeable future through the financial support of our management. Management's capital contributions will be accomplished through interest bearing promissory notes between our company and management. No promissory notes are currently in effect. We have not determined the amount of funds that will be necessary for management to contribute at this time.

Over the next twelve months, we plan to develop a web site through which we will provide foreclosure and mortgage related information. We will require additional funds to develop our website. Although we plan to raise additional funds, we have not yet determined how we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development. If adequate funds are not available to us, we believe that our business development will be adversely affected.

Until such time as we develop our website, if ever, we will not have revenues from our operations. We anticipate that if our website becomes operational, we will generate revenues from the sale of subscriptions to the website and though the sale of advertisements. There is no assurance that we will be successful in selling subscriptions or advertising for our website. We have no other sources of revenue. As such, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

ITEM 18. DESCRIPTION OF PROPERTY

We are presently using office space provided by our President, Kevin Monahan, without charge at 3858 Coral Tree Circle #308, Coconut Creek, Florida 33073. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the sale of shares to our President and Director, Kevin Monahan, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. We are not a subsidiary of any other company. Our President, Kevin Monahan, was our only promoter.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information. Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTCBB, once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Holders. As of June 10, 2001, there were approximately 26 holders of record of our common stock.

Dividends. We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

ITEM 21. EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

ITEM 22. FINANCIAL STATEMENTS

WEBTRONICS, INC

(A Development Stage Company)

Audited Financial Statements

February 2, 2001 (Inception) through June 10, 2001

INDEPENDENT AUDITORS REPORT

The Board of Directors

Webtronics, Inc.

We have audited the accompanying balance sheet of Webtronics, Inc. ( A Development Stage Company) as of June 10, 2001 and the related statement of operations, cash flows and changes in stockholders equity for the period commencing February 2, 2001 ( date of inception ) to June 10, 2001. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Webtronics, Inc. ( A Development Stage Company ) at June 10, 2001 and the statement of operations, cash flows and changes in stockholders equity for the period commencing February 2, 2001 (Date of Inception) to June 10, 2001 in conformity with generally accepted accounting principles.

Coral Springs, Florida

June 12, 2001

/s/ Baum & Company, P.A.

WEBTRONICS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

JUNE 10, 2001

ASSETS
Current Assets
Cash	$ 2,825
Total Assets	$ 2,825

LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities	$ -0-
Stockholders Equity Common Stock, $ .0001 par value, authorized 50,000,000 shares, 1,054,500 issued and outstanding	$ 105
Additional paid in capital	$ 2,720
$ 2,825
Total Liabilities and Stockholders Equity	$ 2,825

See accompanying notes to financial statements.

WEBTRONICS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

PERIOD COMMENCING FEBRUARY 2, 2001 (DATE OF INCEPTION)

TO JUNE 10, 2001

Operations During Development Stage Inception to June, 2001
Revenue	$ -0-
Expenses	$ -0-
Net Income (Loss)	$ -0-
Net Income per weighted average shares	$ nil
Weighted average of shares	1,054,500

See accompanying notes to financial statements

WEBTRONICS, INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

PERIOD COMMENCING FEBRUARY 2, 2001 TO JUNE 10, 2001

	Shares	Common Stock Amount	Additional Paid-In Capital	Deficit Development Stage Period	Total Stockholders Equity
Beginning Balance February 2, 2001 (Inception)	-0-	$-0-	$-0-	$-0-	$-0-
Issuance of Stock	1,054,500	105	2,720	-0-	2,825
Net (loss) June 10, 2001	-0-	-0-	-0-	-0-	-0-
Balance June 10, 2001	1,054,500	$105	$2,720	$-0-	$2,825

See accompanying notes to financial statements.

WEBTRONIC, INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

PERIOD COMMENCING FEBRUARY 2, 2001 (DATE OF INCEPTION)

TO JUNE 10, 2001

Operations During Development Stage Inception to June 10, 2001
Cash Flows from operations: Net income (loss)	$ -0-
Common Stock issued to founder	-0-
Net cash provided for operations	-0-
Cash flows from financing activities: Issuance of common stock	2,825
Net increase (decrease) in cash	2,825
Cash beginning	-0-
Cash ending	$2,825

See accompanying notes to financial statements.

WEBTRONICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations

The Company was organized under the laws of the State of Florida on February 2, 2001.

The Company is in the development stage. The Company plans to develop a website where individuals can obtain foreclosure of real estate and related mortgage information. The Company currently has no operations.

Basis of Accounting

The Company's policy is to prepare its financial statements using the accrual basis of accounting in accordance with generally accepted accounting principles. The Company has retained December 31 as its annual yearend.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 CAPITAL TRANSACTIONS

The Company on February 12, 2001 issued to its founder 1,000,000 restricted shares of common stock at par value of $ .0001.

The Company in June 2001 issued 54,500 restricted shares of common stock for $ .05 per share. The offering was made in reliance upon exemption from registration provided by Regulation D, Rule 504 of the Securities Exchange Commission.

NOTE 3 SUBSEQUENT EVENTS

The Company is anticipating the filing of a SB-2 pursuant to the Securities and Exchange Act of 1933.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Baum & Company, CPAs, P.A. audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

Item	Expense
SEC Registration Fee	$14.65
Legal Fees and Expenses*	$10,000
Accounting Fees and Expenses*	$1,700
Miscellaneous*	$1,500

Total*	$13,214.65

* Estimated Figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

From February through June 2001, we issued 1,054,500 shares of our common stock under an exemption from registration provided in Rule 504 of Securities Act Regulation D. In accordance with Regulation D, we filed a Form D with the Securities and Exchange Commission, and used no general solicitation or advertising to sell the securities. We issued 1,000,000 shares of our common stock to our founder, Kevin Monahan, at $.0001 (par value). We issued 54,500 shares of our common stock at a price of $.05 per share or aggregate cash proceeds of $2,825.

ITEM 27. EXHIBITS
Exhibit Number	Exhibit Description
3.1	Articles of Incorporation
3.2	ByLaws
4	Sample Stock Certificate
5	Legal Opinion "Validity of Common Stock"
23	Consent of Experts

ITEM 28. UNDERTAKINGS

The undersigned Registrant undertakes:

  To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
    Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;
    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
    Include any additional or changed material information on the plan of distribution.
  That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
  In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on June 1, 2001.

Webtronics, Inc.

/s/Kevin Monahan

By: Kevin Monahan, President

Date: June 10, 2001

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacitated and on the dates stated.

/s/ Kevin Monahan

Kevin Monahan

Title: President & Director Date: June 10, 2001

EX-3.(I) ARTICLES OF INCORPORATION

EXHIBIT 3.1

ARTICLES OF INCORPORATION

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of lncorporation.

ARTICLE I CORPORATE NAME

The name of the corporation is Webtronics, Inc.

ARTICLE II PURPOSE

The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

ARTICLE III PERIOD OF EXISTENCE

The period during which the Corporation shall continue perpetual.

ARTICLE IV SHARES

The capital stock of this Corporation shall consist of 50,000,000 shares of common stock, $.0001 par value and 20,000,000 share of preferred stock at $.0001

ARTICLE V PLACE OF BUSINESS

The initial address of the principal place of business of this Corporation in the State of Florida shall be 3858 Coral Tree Circle #308, Coconut Creek, Florida 33073. The Board of Directors may at any time move the principal office of this

ARTICLE VI DIRECTOR AND OFFICERS

The business of this Corporation shall be managed by its Board of Directors. The number of such Directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By Laws.

The number or person constituting the initial Board of Directors shall be (1). The Board of Directors shall be elected by the Stockholders of the Corporation at such time and in such manner as provided in the By Laws. The name and addresses of the initial Board of Directors and officers are as follows:

Kevin Monahan President/Director

3858 Coral Tree Circle #308

Coconut Creek, Florida 33073

ARTICLE VII DENIAL OF PREEMPTIVE RIGHTS

No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent to such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

ARTICLE VIII AMENDMENT OF BY LAWS

Anything in these Articles of Incorporation, the By Laws, or the Florida Corporation Act notwithstanding, by laws not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

ARTICLE IX SHAREHOLDERS

    Inspection of Books. The Board of Directors shall make the reasonable rules to determine at what times and place and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.
    Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not be applied to the Corporation.
    Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.
    Required Vote. Acts of shareholders shall require the approval of the holders of 50.01% of the outstanding votes of shareholders.

ARTICLE X LIABILITY AND INDEMNIFICATIN OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition the Corporation shall have the power, in its By Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interest of this Corporation, and in conjunction therewith to procure, at this corporations expense, policies of insurance.

ARTICLE XI CONTRACTS

No contracts or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

ARTICLE XII RESIDENT AGENT

The name and address of the initial resident agent of this corporations is:

Kevin Monahan

3858 Coral Tree Circle #308

Coconut Creek, Florida 33073

ARTICLE XIII INCORPORATOR

The name and address of the person signing these Articles of Incorporation as incorporator is:

/s/ Kevin Monahan January 29, 2001 Signature/Incorporator Date

Kevin Monahan

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statues relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/s/ Kevin Monahan Registered agent

Date January 29, 2001

EXHIBIT 3.2 BYLAWS

BYLAWS

OF

Webtronics, Inc.

ARTICLE I - OFFICES

SECTION l. PRINCIPAL PLACE OF BUSINESS

The initial location of the principal place of business of the corporation shall be as specified in the articles of incorporation and may be changed from time to time by resolution of the board of directors. It may be located at any place within or outside the State of Florida. [BCA Sec. 607.0202(b)] The principal place of business of the corporation shall also be known as the principal office of the corporation

SECTION 2. OTHER OFFICES

The corporation may also have offices at such other places as the board of directors may from time to time designate, or as the business of the corporation may require

ARTICLE II SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS

All meetings of the shareholders shall be held at the principal place of business of the corporation or at such other place, within or outside the state of Florida, as may be determined by the board of directors. [BCA Secs. 607.0701(2) & 607.0702(2)]

SECTION 2. ANNUAL MEETINGS

The annual meeting of the shareholders shall be held on the of the month of in each year. at o'clock M., at which time the shareholders shall elect a board of directors and transact any other proper business. If this date falls on a legal holiday, then the meeting shall be held on the following business day at the same hour. [BCA Sec. 607.0701(1)]

SECTION 3. SPECIAL MEETINGS

Special meetings of the shareholders may be cal1ed by the board of directors or by the shareholders. In order for a special meeting to be called by the shareholders, 10 percent or more of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting shall sign, date and deliver to the secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. [BCA Sec. 607.0702] The secretary shall issue the call for special meetings unless the president, the board or directors or the shareholders designate another person to make the call.

SECTION 4. NOTICE OF MEETINGS

Notice of all shareholders meetings, whether annual or special, shall be given to each shareholder of record entitled to vote at such meeting no fewer than 10 or more than 60 days before the meeting date. The notice shall include the date, time and place of the meeting and in the case of a special meeting the purpose or purposes for which the meeting is called. Only the business within the purpose or purposes included in the notice of special meeting may be conducted at a special shareholders meeting. Notice of shareholders' meetings may be given orally or in writing, by or at the direction of the president, the secretary or the officer or persons calling the meeting Notice of meetings may be communicated in person; by telephone, telegraph, teletype, facsimile machine, or other form of electronic communication; or by mail. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation, with postage prepaid. When a meeting is adjourned to a different date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time or place is announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the board fixes a new record date for the adjourned meeting, notice of the adjourned meeting in accordance with the preceding paragraphs of this bylaw shall be given to each person who is a shareholder as of the new record date and is entitled to vote at such meeting. [BCA Secs. 607.0141 & 607.0705]

SECTION 5. WAIVER OF NOTICE

A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any annual or special meeting of the shareholders need be specified in any written waiver of notice. [BCA Sec. 607.0706(1)]

SECTION 6. ACTION WITHOUT MEETING

Any action which is required by law to be taken at an annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote if one or more written consents, setting forth the action so taken, shall be dated and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consents shall not be effective to take corporate action unless, within 60 days of the date of the earliest written consent relating to the action, the signed written consents of the number of holders required to take the action are delivered to the corporation. Within 10 days after obtaining any such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. [BCA Sec. 607.0704]

SECTION 7. QUORUM AND SHAREHOLDER ACTION

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Unless otherwise provided under law, the articles of incorporation or these bylaws, if a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote favoring the action exceed the votes cast opposing the action. Directors shall be elected by a plurality of the votes cast by the shares entitled to Vote in the election at a meeting at which a quorum is present. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to Vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. [BCA Secs.607.0727 & 607.0728]

SECTION 8. VOTING OF SHARES

Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be provided under law or the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. At each election of directors, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder, for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote. [BCA Secs. 607.0721 & 607.0728]

SECTION 9. PROXIES

A shareholder, or the shareholder's attorney in fact, may appoint a proxy to vote or otherwise act for the shareholder. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be a sufficient appointment form. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is specified in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is revocable and the appointment is coupled with an interest as provided in Section 607.0722(5) of the Business Corporation Act. [BCA Sec. 607.0722]

SECTION 10. RECORD DATE FOR DETERMINING SHAREHOLDERS

The board of directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. In no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date is adopted. A record date may not be specified to be more than 70 days before the meeting or action. Unless otherwise specified by resolution of the board of directors, the following record dates shall be operative:

  The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers the shareholder's demand to the corporation.
  If no prior action is required by the board of directors pursuant to the Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent relating to the proposed action is delivered to the corporation.
  If prior action is required by the board of directors pursuant to the Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
  The record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders is at the close of business on the day before the first notice is delivered to the shareholders. [BCA Sec. 6O7.0707]

SECTION 11. SHAREHOLDERS' LIST

After a record date is fixed or determined in accordance with these bylaws, the secretary shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall show the addresses of, and the number and class and series, if any, of shares held by, each person. The shareholders' list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting, or such shorter time as exists between the record date and the meeting, and continuing through the meeting, at the corporation's principal place of business. [BCA Sec. 607.0720]

ARTTCLE III DIRECTORS

SECTION 1. POWERS

Except as may be otherwise provided by law or the articles of incorporation, all corporate powers shall be exercise6 by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors [BCA Sec. 607.0801(2)] A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless:

  The director votes against or abstains from the action taken; or
  The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting specified business at the meeting. [BCA Sec. 607.0824(4)] The board of directors shall have the authority to fix the compensation of directors. [BCA Sec. 607.08101]

SECTION 2. QUALIFICATION AND NUMBER

Directors shall be individuals who are 18 years of age or older but need not be residents of Florida or shareholders of this corporation. [BCA Sec. 607.0802] The authorized number of directors shall be one (1). This number may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. [BCA Secs. 607.0803 & 607.0805(3)]

SECTION 3. ELECTION AND TENURE OF OFFICE

The directors shall be elected at each annual meeting of the shareholders and each director shall hold office until the next annual meeting of shareholders and until the director's successor has been elected and qualified, or until the director's earlier resignation or removal from office. [BCA Secs. 607.0803(3) & BCA Sec. 607.0805]

SECTION 4. VACANCIES

Unless otherwise provided in the articles of incorporation, any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders. [BCA Sec. 607.0809(1)] A director elected to fill a vacancy shall hold office only until the next shareholders' meeting at which directors are elected. [BCA Secs. 607.0805(4)]

SECTION 5. REMOVAL

Unless the articles of incorporation provide that a director may only be removed for cause, at a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. [BCA Sec. 607.0808]

SECTION 6. PLACE OF MEETINGS

Meetings 0f the board of directors shall be held at any place, within or without the State of Florida, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal place of business of the corporation or as may be designated from time to time by resolution of the board of directors. The board of directors may permit any or all directors to participate in meetings by, or conduct the meeting through the use of, any means of communication by which all directors participating can simultaneously hear each other during the meeting. [BCA Sec.607.0820]

SECTION 7. ANNUAL AND REGULAR MEETINGS

An annual meeting of the board of directors shall be held without call or notice immediately after and at the same place as the annual meeting of the shareholders. Other regular meetings of the board of directors shall be held at such times and places as may be fixed from time to time by the board of directors. Call and notice of these regular meetings shall not be required. [BCA Secs. 607.0820(1) & 607.0822(1)]

SECTION 8. SPECIAL MEETINGS AND NOTICE REQUIREMENTS

Special meetings of the board of directors may be called by the chairman of the board or by the president and shall be preceded by at least P. days' notice of the date, time, and place of the meeting. Unless otherwise required by law, the articles of incorporation or these bylaws, the notice need not specify the purpose of the special meeting. (SCA Sec. 607.0822(2)] Notice of directors' meetings may be given orally or in writing, by or at the direction of the president, the secretary or the officer or persons calling the meeting. Notice of meetings may be communicated in person; by telephone, telegraph, teletype, facsimile machine, or other form of electronic communication; or by mail. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director at the director's current address on file with the corporation, with postage prepaid. [BCA Sec. 607.0141] If any meeting of directors is adjourned to another time or place, notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. [BCA Secs. 607.0820(2)]

SECTION 9. QUORUM

A majority of the authorized number of directors shall constitute a quorum for all meetings of the board of directors. [BCA Sec. 607.0824]

SECTION 10. VOTING

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present at the meeting shall be the act of the board of directors. A director of the corporation who is present at a meeting of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless: 1. The director objects at the beginning of the meeting, or promptly upon arriving, to holding the meeting or transacting specified business at the meeting; or 2. The director votes against or abstains from the action taken. [BCA Sec. 607.0824]

SECTION 11. WAIVER OF NOTICE

Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning at the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. [BCA Sec. 607.0823]

SECTION 12. ACTION WITHOUT MEETING

Any action required or permitted to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board of directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. [BCA Sec. 607.0821]

ARTICLE IV OFFICERS

SECTION 1. OFFICERS

The officers of the corporation shall consist of a president, a secretary, a treasurer, and such other officers as the board of directors may appoint. A duly appointed officer 'nay appoint one or more officers or assistant officers if authorized by the board of directors . The same individual may simultaneously hold more than office in the corporation. Each officer shall have the authority and shall perform the duties set forth in these bylaws and, to the extent consistent with these bylaws, shall have such other duties and powers as may be determined by the board of directors or by direction of any officer authorized by the board of directors to prescribe the duties of other officers. (BCA Secs. 607.08401 & 607.0841]

SECTION 2. ELECTION

All officers of the corporation shall be elected or appointed by, and serve at the pleasure of, the board of directors. The election or appointment of an officer shall not itself create contract rights. [BCA Secs. 607.08401 & 607.0843]

SECTION 3. REMOVAL, RESIGNATION AND VACANCTES

An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date. The board of directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. An officer's removal shall not affect the officer's contract rights, if any, with the corporation. An officer's resignation shall not affect the corporation's contract rights, if any, with the officer. (BCA Secs. 607.0842 & 607.0843] Any vacancy occurring in any office may be filled by the board of directors.

SECTION 4. PRESIDENT

The president shall be the chief executive officer and general manager of the corporation and shall, subject to the direction and control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders if present thereat and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation. In the absence or disability of the president, the vice president, if any, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions imposed upon, the president.

SECTION 5. SECRETARY

  The secretary shall be responsible for preparing, or causing to be prepared, minutes of all meetings of directors and shareholders and for authenticating records of the corporation.[BCA Sec. 607.084Ol(3)]
  The secretary shall keep, or cause to be kept, at the principal place of business of the corporation, minutes of all meetings of the shareholders or the board of directors; a record of all actions taken by the shareholders or the board of directors without a meeting for the past three years; and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation (BCA Sec. 607.l6Ol(l)]
  Minutes of meetings shall state the date, time and place of the meeting; whether regular or special; how called or authorized; the notice thereof given or the waivers of notice received; the names of those present at directors' meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.
  The secretary shall maintain, at the principal place of business of the corporation, a record of its shareholders, showing the names of the shareholders and their addresses, the number, class, and series, if any, held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. [BCA Sec. 607.1601(1)]
  The secretary shall make sure that the following papers and reports are included in the secretary's records kept at the principal place of business of the corporation:
    The articles or restated articles of incorporation and all amendments to them currently in effect;
    The bylaws or restated bylaws and all amendments to them currently in effect;
    Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
    Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past 3 years;
    Written communications to all shareholders generally of all shareholders of a class or series within the past 3 years, including the financial statements furnished for the past 3 years under Article VI, Section 2 of these bylaws and any reports furnished during the last 3 years under Article VI, Section 3 of these bylaws;
    A list of the names and business street addresses of current directors and officers; and
    The corporation's most recent annual report delivered to the Department of State under Article VI, Section 4 of these bylaws. [BCA Sec. 607.1601(5)]

The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws. The secretary shall have charge of the seal of the corporation.

In the absence or disability of the secretary, the assistant secretary, or, if there is none or more than one, the assistant secretary designated by the board of directors, shall have all the powers of, and be subject to all the restrictions imposed upon, the secretary.

SECTION 6. TREASURER

The treasurer shall have custody of the funds and securities of the corporation and shall keep and maintain, or cause to be kept and maintained, at the principal business office of the corporation, adequate and correct books and records of accounts of the income, expenses, assets, liabilities, properties and business transactions of the corporation. {BCA Sec. 607.1601(2)] The treasurer shall prepare, or cause to be prepared, and shall furnish to shareholders, the annual financial statements and other reports required pursuant to Article VI, Sections 2 and 3 of these bylaws. The treasurer shall deposit monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation in payment of the lust demands against the corporation as authorized by the board of directors and shall render to the president and directors, whenever requested, an account of all his or her transactions as treasurer and of the financial condition of the corporation. In the absence or disability of the treasurer, the assistant treasurer, if any, shall perform all the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the treasurer.

SECTION 7. COMPENSATION

The officers of this corporation shall receive such compensation for their services as may be fixed by resolution of the board of directors.

ARTICLE V EXECUTIVE AND OTHER COMMITTEES

SECTION 1. EXECUTIVE AND OTHER COMMITTEES OF THE BOARD

The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate from its members an executive committee and one or more other committees each of which, to the extant provided in such resolution, the articles of incorporation or these bylaws, shall have and may exercise the authority of the board of directors, except that no such committee shall have the authority to:

    Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders
    Fill vacancies on the board of directors or any committee thereof.
    Adopt, amend, or repeal the bylaws.
    Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors.
    Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Each such committee shall have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted by a majority of the authorized number of directors, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting or such committee. The provisions of law, the articles of incorporation and these bylaws that govern meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors shall apply to such committees of the board and their members as well. Neither the designation of any such committee, the delegation thereto of authority, nor act-ion by such committee pursuant to such authority shall alone constitute compliance by any member of the hoard of directors not a member of the committee in question with the director's responsibility to act in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in like position would use under similar circumstances. (BCA Sec. 607.0825]

ARTICLE VI CORPORATE BOOKS, RECORDS, AND REPORTS

SECTION 1. BOOKS, RECORDS AUD REPORTS

The corporation shall keep correct and complete books and records of account; minutes or the proceedings of its shareholders, board of directors, and committees of directors; a record of its shareholders; and such other records and reports as are further described in Article IV, sections 5 and 6 of these bylaws, at the principal place of business of the corporation. Any books, records, and minutes may be in written form or in another form capable of being converted into written form within a reasonable time. [BCA Sec. 607.1601(4)]

SECTION 2. ANNUAL FINANCIAL STATEMENTS FOR SHAREHOLDERS

Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported upon by a public accountant, the accountant's report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records: 1. Stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis or preparation, and 2. Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail the shareholder the latest financial statements. [BCA Sec. 6O7.l620] Copies of the annual financial statements shall be kept at the principal place of business of the corporation for at least 5 years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

SECTION 3. OTHER REPORTS TO SHAREHOLDERS

If the corporation indemnities or advances expenses to any director, officer, employee, or agent, other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time that such meeting is held. The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. (SCA Sec. 607.1621(1)] If the corporation issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting. [BCA Sec. 607.1621(2)]

SECTION 4. ANNUAL REPORT TO DEPARTMENT OF STATE

The corporation shall prepare and deliver an annual report form to the Department of State each year within the time limits imposed, and containing the information required, by section 607.1622 of the Business Corporation Act.

SECTION 5. INSPECTION BY SHAREHOLDERS

  A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, the records of the corporation described in Article IV, Section 5(e) of these bylaws if the shareholder gives the secretary written notice of the shareholder's demand at least 5 business days before the date on which the shareholder wishes to inspect and copy.
  A shareholder of this corporation is entitled to inspect and Copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection below and gives the corporation written notice of the shareholder's demand at least S business days before the date on which the shareholder wishes to inspect and copy:
    Excerpts from minutes of any meeting of the board of directors, records of any action of a committee at the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) above;
    Accounting records of the corporation;
    The record of shareholders; and
    Any other books and records of the corporation.
  A shareholder may inspect and copy the records described in subsection above only if 1. The shareholder's demand is made in good faith and for a purpose reasonably related to the shareholder's interest as a shareholder; 2. The demand describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and 3. The records requested are directly connected with the shareholder's purpose. (d) This section of the bylaws does not affect: 1. The right of a shareholder to inspect and copy records under Article II, Section 11 of these bylaws; 2. The power of a court, independently of the Business Corporation Act, to compel the production of corporate records for examination. [BCA Sec. 607.1602]

SECTION 6. INSPECTION BY DIRECTORS

Every director shall have the absolute right at: any reasonable time to inspect and copy all books, record, and documents, of every kind of the corporation and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney. The right of inspection includes the right to copy and make extracts.

ARTICLE VII INDEMNIFICATION AND INSURANCE

SECTION 1. INDEMNIFICATION UNDER BCA SECTION 607.0850

The corporation shall have the power to indemnify any director, officer, employee, or agent of the corporation as provided in Section 607.0850 of the Business Corporation Act.

SECTION 2. ADDITIONAL INDEMNIFICATION

The corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. However, such further indemnification or advancement of expenses shall not be made in those instances specified in Section 607.0850 (7)(a-d) of the Business Corporation Act.

SECTION 3. COURT ORDERED INDEMNIFICATION

Unless otherwise provided by the articles of incorporation, notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent at the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction in accordance with Section 607.0850(9) of the Business Corporation Act.

SECTION 4. INSURANCE

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under provisions of law. [BCA Sec. 607.0850(12)]

ARTICLE VIII SHARES

SECTION 1. ISSUANCE OF SHARES

The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares arc validly issued, fully paid, and nonassessable. When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefore are fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise. The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or part. [BCA Sec. 607.0621]

SECTION 2. CERTIFICATES

After shares in the corporation have been fully paid, the holder of the shares shall be given a certificate representing the shares. At a minimum, each share certificate shall state on its face the following information:

    the name of the corporation and that the corporation is organized under the laws of Florida;
    the name of the person to whom issued;
    the number and class of shares and the designation of the series, if any, the certificate represents. Each certificate shall be signed, either manually or in facsimile, by the president or a vice president and by the secretary or an assistant secretary of the corporation on and may bear the seal of the corporation. [BCA Sec. 607.0625]

ARTICLE IX DIVIDENDS

SECTION 1. PAYMENT OF DIVIDENDS

The board of directors may authorize, and the corporation may make, dividends on its shares in cash, property, or its own shares and other distributions to its shareholders, subject to any restrictions contained in the articles of incorporation, to the requirements of sections 607.0623 and 607.06401 of the Business Corporation Act, and to all applicable provisions of law. [BCA Secs. 607.01401(15), 607.0623(2) & 607.06401(3)]

ARTICLE X - AMENDMENT OF ARTICLES AND BYLAWS

SECTION 1. AMENDMENT OF ARTICLES OF INCORPORATION

The board of directors may propose one or more amendments to the articles of incorporation for submission to the shareholders. For the amendment to be effective:

  The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and
  The shareholders entitled to vote on the amendment must approve the amendment as provided below. The board of directors may condition its submission of the proposed amendment to the shareholders on any basis. The shareholders shall approve amendments to the articles of incorporation by the vote of a majority of the votes entitled to be cast on the amendment, except as may otherwise be provided by the articles of incorporation, Sections 607.1003 and 607.1004 of the Business Corporation Act and other applicable provisions of law, and these bylaws. The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholder' meeting to amend the articles of incorporation in accordance with Article II, section 4 of these bylaws. The notice of meeting must state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment. Notwithstanding the above provisions of this section and unless otherwise provided in the articles of incorporation, if this corporation has 35 or fewer shareholders then, pursuant to section 607.1002(6) of the Business Corporation Act, the shareholders may amend the articles of incorporation without an act of the directors at a meeting of the shareholders for which the notice of the changes to be made is given. [BCA Secs 607.1002 - 607.1005]

SECTION 2. AMENDMENT OF BYLAWS

The board of directors may amend or repeal these bylaws unless:

  The articles of incorporation or the Business Corporation Act reserves the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders; or
  The shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision. The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the board of directors. [BCA Sec. 607.1020]

CERTIFICATE

This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title thereto and that such Bylaws were duly adopted by the board of directors of the corporation on the date set forth below. Dated: February 12, 2001

/s/ Kevin Monahan President

Kevin Monahan

EX-4 SAMPLE STOCK CERTIFICATE

To be filed.

Number X- xxxxxx Webtronics, Inc.

A Florida Corporation

*XXX* Shares

Common Stock

$.0001 Par Value

This certifies that _______________ is the record holder of _________ ( XXX ) shares of Common Stock of Webtronics, Inc. transferable only on the share register of the corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the By-laws of the corporation and any amendments thereto.

A statement of all of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon request and without charge, at the principal office of the corporation.

WITNESS the signatures of its duly authorized officers this X day of XXXXXX, 2001.

______________

Secretary President

SEE RESTRICTIVE LEGENDS ON REVERSE

For Value Received hereby sells, assigns, and transfers unto, ,
( ) shares represented by the within certificate and hereby irrevocably constitutes and appoints
___________________________ attorney to transfer the said shares on the share register of the within named corporation with full power of substitution in the premises.

Dated , 200

In presence of _____________________ _________________________________

Witness Stockholder

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT, IF ANY, COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

EX-5 LEGAL OPINION

Validity of Common Stock

Johnathan D. Leinwand, Esq.

2500 N. Federal Highway

Suite 100 Fort Lauderdale, FL. 33305

Dear Sirs:

In connection with the registration under the Securities Act of 1933 (the "Act") of 1,054,000 shares (the "Securities") of Common Stock, par value $.0001 per share, of Webtronics, Inc., a Florida corporation (the "Company"), we, as your counsel, have examined such corporate records and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

The Securities have been validly issued and are fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Florida, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the registration statement relating to the Securities and the Rights and to the reference to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Jonathan D. Leinwand, P.A.

June 19, 2001

EX-23 Consent of Experts

Consent of Independent Auditors

Webtronics, Inc

3858 Coral Tree Circle, #308

Coconut Creek, Florida 33073

Re: WEBTRONICS, INC

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated June 12, 2001, relating to the financial statements of Webtronics, Inc., which are contained in this prospectus.

We also consent to the referenced to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.

Baum & Company, P.A.

Coral Springs, Florida

June 12, 2001

/s/ Baum & Company, P.A.